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                                                                    EXHIBIT 99.1


[AH LOGO] ARLINGTON HOSPITALITY, INC.
          2355 South Arlington Heights Road o Suite 400
          Arlington Heights, IL 60005
          847-228-5400  Fax: 847-228-5409 www.arlingtonhospitality.com

For immediate release
Contact: Jerry Daly, Carol McCune (Media)
         Daly Gray Public Relations
         (703) 435-6293



   ARLINGTON HOSPITALITY TO HOLD FOURTH-QUARTER 2003 EARNINGS CALL ON APRIL 1


         ARLINGTON HEIGHTS, Ill., March 29, 2004--Arlington Hospitality, Inc. (Nasdaq/NM: HOST), a leading hotel development and management company, primarily of AmeriHost Inns, today announced that the company will hold a conference call to discuss fourth-quarter and full-year 2003 financial results on Thursday, April 1, 2004, at 4 p.m. ET.

         The call will be led by Jerry H. Herman, Arlington Hospitality president and chief executive officer, who will be joined by James B. Dale, chief financial officer. A question-and-answer period will follow the prepared remarks. Stockholders and other interested parties may participate in the conference call by calling (800) 219-6110, reference number 575396. A recording of the call will be available by telephone until midnight on Thursday, April 8, by dialing (800) 405-2236, reference number 575396.

         Arlington Hospitality, Inc. is a hotel development and management company that builds, operates and sells mid-market hotels. Arlington is the nation's largest owner and franchisee of AmeriHost Inn hotels, a 103-property mid-market, limited-service hotel brand owned and presently franchised in 22 states and Canada by Cendant Corporation (NYSE: CD). Currently,


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Arlington Hospitality
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Arlington Hospitality, Inc. owns or manages 64 properties in 16 states, including 55 AmeriHost Inn hotels, for a total of 4,511 rooms, with additional AmeriHost Inn & Suites hotels under development.